Exhibit 99.2

Press Release

Contacts:	Catherine J. Mathis, 212-556-1981; E-mail: mathis@nytimes.com
Paula Schwartz, 212-556-5224; E-mail: schwap@nytimes.com
This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY
REPORTS SEPTEMBER REVENUES

NEW YORK, Oct. 13, 2004 – The New York Times Company announced today that in September 2004 advertising revenues for the Company’s business units increased 2.0% and total Company revenues increased 1.1% compared with the results for the same month last year.  September’s performance was affected, in part, by the timing of the Labor Day weekend, which is normally a period of reduced advertising.

“To date in October, ad revenues are growing at a faster year-over-year rate than in September,” said Leonard P. Forman, executive vice president and chief financial officer.  “But clearly, the advertising environment is uncertain and month-to-month variability is significant.  Looking ahead, we are focusing on increasing The Times’s national printing and distribution capabilities, providing even more valuable content to our readers, and exploiting the full potential of the IHT and NYTimes.com as well as companion revenue-generating initiatives at all of our businesses.”

Advertising results for September were as follows:

The New York Times Media Group – Advertising revenues for The New York Times Media Group rose 1.2% for September 2004 compared with September 2003.  National advertising revenues grew as strength in telecommunications, national automotive, advocacy, international fashion and technology offset weakness in the live entertainment, studio entertainment, transportation, corporate and health/fitness ad categories.  Retail advertising revenues increased on growth in mass market store and department store advertising.  Classified advertising revenues decreased with softness in all major categories – help-wanted, real estate and automotive.

New England Media Group – Advertising revenues for the New England Media Group increased 0.4% for September 2004 compared with September 2003.  National advertising revenues decreased as strength in telecommunications/wireless and financial services advertising was offset by weakness in the entertainment, travel, banking, health-related and national automotive ad categories.  Retail advertising revenues rose on strong growth in department store advertising.  Classified advertising revenues increased with gains in help-wanted and automotive advertising offsetting softness in real estate advertising.

Regional Media Group – Advertising revenues for the Regional Media Group grew 5.9% for September 2004 compared with September 2003.  Retail advertising revenues increased due to strength in telecommunications, financial, service business, grocery, furnishing and department store advertising.  Classified advertising revenues decreased as growth in help-wanted advertising was offset by weakness in real estate and automotive advertising, both of which were affected by the recent hurricanes.  National advertising rose primarily due to gains from insurance and other advertising generated in response to the hurricanes.

The Company’s Internet ad revenues, which are included in the figures for the three media groups above, increased 28.4% for September 2004 compared with the same month last year due to strong growth in display advertising and in all classified advertising categories.  For the third quarter, Internet ad revenues rose 32.0%.

Circulation revenues decreased 1.4% for September 2004 compared with September 2003.  Circulation revenues increased for the New England Media Group and were down for The New York Times Media Group and the Regional Media Group.

Broadcast Media Group – Advertising revenues for the Broadcast Media Group increased 5.8% for September 2004 compared with the same month last year due to growth in political, automotive and furniture advertising.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements.  These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by the Company’s various markets and material increases in newsprint prices.  They also include other risks detailed from time to time in the Company’s publicly-filed documents, including the Company’s Annual Report on Form 10-K for the period ended December 28, 2003.  The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

The New York Times Company (NYSE: NYT), a leading media company with 2003 revenues of $3.2 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 16 other newspapers, eight network-affiliated television stations, two New York City radio stations and more than 40 Web sites, including NYTimes.com and Boston.com.  For the fourth consecutive year, the Company was ranked No. 1 in the publishing industry in Fortune’s 2004 list of America’s Most Admired Companies.  The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

# # #

THE NEW YORK TIMES COMPANY

2004 TOTAL COMPANY REVENUES (a)

SEPTEMBER AND YEAR TO DATE

Total Company Revenues

($ 000’s)

	September			Year to Date
	2004	2003	% Change	2004	2003	% Change
Advertising Revenues
News Media
National (b)	$81,911	$79,285	+3.3	$662,599	$643,799	+2.9
Retail (c)	39,408	37,132	+6.1	330,795	323,314	+2.3
Classified (d)	45,080	47,701	-5.5	444,031	430,890	+3.0
Other Ad Revenue (e)	3,875	3,311	+17.0	31,849	25,972	+22.6
Sub-Total	170,274	167,429	+1.7	1,469,274	1,423,976	+3.2
Broadcast Media	12,160	11,493	+5.8	109,469	100,127	+9.3
Total Advertising Revenues	182,434	178,923	+2.0	1,578,743	1,524,103	+3.6

Circulation Revenues	69,667	70,626	-1.4	660,938	662,756	-0.3
Other Revenues (f)	18,747	18,396	+1.9	160,024	158,059	+1.2

Total Company Revenues	$270,849	$267,945	+1.1	$2,399,705	$2,344,918	+2.3

(a) Numbers may not add due to rounding.

(b) Includes all ad revenue from the International Herald Tribune.

(c) Includes all preprint revenues.

(d) Includes legal advertising.

(e) Primarily includes ad revenue from the Regional Media Group’s magazines.

(f) Primarily includes revenues from wholesale delivery operations, news services, direct marketing, digital archives and commercial printing.

THE NEW YORK TIMES COMPANY

2004 TOTAL COMPANY REVENUES (a)

THIRD QUARTER

Total Company Revenues

($ 000’s)

	Third Quarter
	2004	2003	% Change
Advertising Revenues
News Media
National (b)	$202,223	$194,818	+3.8
Retail (c)	106,944	102,538	+4.3
Classified (d)	142,231	140,946	+0.9
Other Ad Revenue (e)	10,747	8,872	+21.1
Sub-Total	462,145	447,174	+3.3
Broadcast Media	36,060	33,211	+8.6
Total Advertising Revenues	498,205	480,385	+3.7

Circulation Revenues	220,539	220,451	0.0
Other Revenues (f)	55,086	58,451	-5.8

Total Company Revenues	$773,830	$759,287	+1.9

(a) Numbers may not add due to rounding.

(b) Includes all ad revenue from the International Herald Tribune.

(c) Includes all preprint revenues.

(d) Includes legal advertising.

(e) Primarily includes ad revenue from the Regional Media Group’s magazines.

(f) Primarily includes revenues from wholesale delivery operations, news services, direct marketing, digital archives and commercial printing.

THE NEW YORK TIMES COMPANY

2004 ADVERTISING REVENUES (a)

SEPTEMBER AND YEAR TO DATE

Total Company Advertising Revenues

($ 000’s)

	September			Year to Date
	2004	2003	% Change	2004	2003	% Change
News Media
New York Times Media Group (b)	$104,122	$102,935	+1.2	$861,984	$842,869	+2.3
New England Media Group (c)	39,189	39,034	+0.4	350,801	337,008	+4.1
Regional Media Group	26,963	25,460	+5.9	256,489	244,098	+5.1

Sub-Total	170,274	167,429	+1.7	1,469,274	1,423,976	+3.2

Broadcast Media	12,160	11,493	+5.8	109,469	100,127	+9.3

Total Company Ad Revenues	$182,434	$178,923	+2.0	$1,578,743	$1,524,103	+3.6

(a) Numbers may not add due to rounding.

(b) The New York Times, NYTimes.com and the International Herald Tribune.

(c) The Boston Globe, Boston.com and the Worcester Telegram & Gazette.

THE NEW YORK TIMES COMPANY

2004 ADVERTISING REVENUES (a)

THIRD QUARTER

Total Company Advertising Revenues

 ($ 000’s)

	Third Quarter
	2004	2003	% Change
News Media
New York Times Media Group (b)	$263,323	$257,520	+2.3
New England Media Group (c)	114,374	109,201	+4.7
Regional Media Group	84,448	80,454	+5.0

Sub-Total	462,145	447,174	+3.3

Broadcast Media	36,060	33,211	+8.6

Total Company Ad Revenues	$498,205	$480,385	+3.7

(a) Numbers may not add due to rounding.

(b) The New York Times, NYTimes.com and the International Herald Tribune.

(c) The Boston Globe, Boston.com and the Worcester Telegram & Gazette.

THE NEW YORK TIMES COMPANY

2004 NEWS MEDIA AD REVENUE GROWTH

BY CLASSIFIED CATEGORY

SEPTEMBER, THIRD QUARTER AND YEAR TO DATE

	% Change	% Change	% Change
	Sept. ‘04	Q3 ‘04	YTD ‘04
	vs. Sept. ‘03	vs. Q3 ‘03	vs. YTD ‘03

News Media
Help-Wanted	-0.9	+8.3	+10.1
Real Estate	-9.5	-1.4	-2.8
Automotive	-5.2	-0.8	+6.1

THE NEW YORK TIMES COMPANY

2004 PRINT ADVERTISING VOLUME (a)

(Inches in thousands, Preprints in thousands of copies)

SEPTEMBER AND YEAR TO DATE

	September			Year to Date
			%			%
	2004	2003	Change	2004	2003	Change
National (b)	221.6	210.9	+5.0	1,802.7	1,807.3	-0.3
Retail	508.8	493.8	+3.0	4,655.5	4,731.0	-1.6
Classified	727.0	775.8	-6.3	7,365.4	7,449.2	-1.1
Total ROP	1,457.3	1,480.5	-1.6	13,823.6	13,987.4	-1.2

Part Run/ Zoned	174.2	173.4	+0.4	1,622.6	1,527.4	+6.2
Total	1,631.5	1,653.9	-1.4	15,446.3	15,514.8	-0.4

Preprints	222,223	209,524	+6.1	2,009,953	1,975,079	+1.8

(a) Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit.  Numbers may not add due to rounding.

(b) Includes all ad volume from the International Herald Tribune.

THE NEW YORK TIMES COMPANY

2004 PRINT ADVERTISING VOLUME (a)

(Inches in thousands, Preprints in thousands of copies)

THIRD QUARTER

	Third Quarter
	2004	2003	% Change
National (b)	561.7	547.1	+2.7
Retail	1,516.2	1,522.7	-0.4
Classified	2,396.1	2,478.4	-3.3
Total ROP	4,474.0	4,548.2	-1.6

Part Run/ Zoned	508.5	478.4	+6.3
Total	4,982.5	5,026.5	-0.9

Preprints	669,842	637,132	+5.1

(a) Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit.  Numbers may not add due to rounding.

(b) Includes all ad volume from the International Herald Tribune.